UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2013

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Purchase Agreement for South Bay II Communities

As previously announced, on October 7, 2013, CHP Partners, LP, the operating partnership of CNL Healthcare Properties, Inc. (the “Company”), entered into an asset purchase and sale agreement (the “Purchase Agreement”) to acquire eight senior housing communities in Texas and Illinois (collectively, the “South Bay II Communities”) for an aggregate purchase price of approximately $187.2 million.

On November 11, 2013, but retroactively effective as of November 6, 2013, the Company entered into a First Amendment to Purchase and Sale Agreement (the “Amendment”).

Pursuant to the Amendment and subject to the terms and conditions of the Purchase Agreement, the Company and sellers have agreed that the closing of each of the South Bay II Communities will take place no later than the closing date (the “Closing Date”) set forth below:

South Bay II Communities	Closing Date
Isle at Cedar Ridge	2/28/14

The Park at Plainfield	2/28/14

Isle at Watercrest – Bryan	3/31/14

Watercrest at Bryan	3/31/14

Legacy Ranch	4/30/14

Isle at Watercrest – Mansfield	4/30/14

Watercrest at Mansfield	4/30/14

The Springs	4/30/14

The Amendment also provides that if the Purchase Agreement is not terminated prior to November 21, 2013, a second deposit in the amount of $2,805,000 (the “Additional Deposit”) will become due and payable by the Company. The Additional Deposit will be non-refundable unless certain conditions or obligations are not met or cured as of the property Closing Date, and such failure is not due to a default by the Company.

Pursuant to the Amendment, the allocated purchase price for each property was increased in accordance with certain formulas set forth in the Amendment on a property-by-property basis to account for any increases in the property’s performance for periods following January 1, 2013 through the Closing Date of the applicable property. Additionally, to the extent that on any property Closing Date, capital gain tax rates have increased from their level on December 31, 2013, then the allocated purchase price (as adjusted for each property acquired) will be increased by the product of $1.5 million multiplied by the quotient of the allocated purchase price for such property divided by the purchase price.

The Amendment provides that Isle at Watercrest – Mansfield will continue after the Closing Date for such property to be managed by Integrated Senior Living, LLC (“Integrated Senior Living”), Legacy Ranch, Isle at Cedar Ridge, Isle at Watercrest-Bryan, and The Springs will continue after the Closing Date for such property to be managed by Jerry Erwin Associates, Inc. (“JEA Senior Living”), and the Company will negotiate forms of management agreements and management pooling agreements with each of Integrated Senior Living and JEA Senior Living. The Amendment also provides that the Company will assume certain obligations of the seller of The Park at Plainfield (the “The Park at Plainfield Seller”) under a certain Management Agreement dated as of October 2, 2008 by and between The Park at Plainfield Seller and Horizon Bay Management II, L.L.C., a Delaware limited liability company (“The Park at Plainfield Management Agreement”) that arise or accrue on and after the Closing Date of that property. In addition, the Amendment provides that through the end of the Due Diligence Period, the Company shall negotiate in good faith with The Park at Plainfield Seller to agree to a form of assignment and assumption of The Park at Plainfield Management Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Purchase and Sale Agreement dated November 11, 2013 but retroactively effective as of November 6, 2013, among Midland Care Group, LP, Cedar Park AL Group, LP, Bryan AL Investors, LP, Bryan Senior Investors, LP, Mansfield AL Group, LP, Waterview at Mansfield Investors, L.P., Plainfield Care Group, LLC, San Angelo Care Group, LP and CHP Partners, LP (Filed herewith.)

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our

REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our website at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer